Filed Pursuant to Rule 424(b)(2)
Registration No. 333-123497

Prospectus

DAYSTAR TECHNOLOGIES, INC.

7,195,500 SHARES OF COMMON STOCK

210,000 CLASS A WARRANTS

420,000 CLASS B WARRANTS

This prospectus covers the sale of up to (a) 6,355,500 shares of our common stock to be issued upon the exercise of redeemable Class A warrants and non-redeemable Class B warrants issued in our initial public offering as a component of the units sold by us in the offering, (b) 210,000 shares of our common stock, 210,000 Class A warrants and 420,000 Class B warrants to be issued upon the exercise of representative’s warrants issued by us in connection with our initial public offering, and (c) 630,000 shares of our common stock to be issued upon the exercise of the Class A warrants and Class B warrants underlying the representative’s warrants.

Our initial public offering was completed on February 11, 2004. Holders of the Class A warrants and Class B warrants issued as a component of the units sold by us in the offering may purchase one share of common stock for each warrant exercised. The Class A warrants and the Class B warrants are exercisable at $6.00 per share and $10.00 per share, respectively, at any time on or before February 11, 2009.

The representative’s warrants were issued by us in connection with our initial public offering and are dated as of February 5, 2004. Holders of the representative’s warrants may purchase up to an aggregate of 210,000 units, each unit consisting of one share of our common stock, one Class A warrant and two Class B warrants, each warrant to purchase one share of common stock. The representative’s warrants are exercisable at $6.00 per unit and expire on February 11, 2009.

If all of the Class A warrants, Class B warrants, and representative’s warrants are exercised, including the Class A warrants and Class B warrants underlying the representative’s warrants, we will receive proceeds of up to $61,801,000 before deducting expenses estimated at $40,000.

Our common stock, Class A warrants and Class B warrants are quoted on The Nasdaq SmallCap Market under the symbols “DSTI,” “DSTIW” and “DSTIZ.” The last sale price of the common stock, Class A warrants and Class B warrants on May 5, 2005 was $7.58, $1.98 and $1.73, respectively.

OUR SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE “ RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 5, 2005.

This prospectus incorporates important business and financial information about DayStar Technologies, Inc. that is not included in or delivered with this prospectus. You may request a copy of all documents that are incorporated by reference into this prospectus by writing or telephoning us at the following address: DayStar Technologies, Inc., Attention: Secretary, 13 Corporate Drive, Halfmoon, New York 12065, telephone (518) 383-4600. We will provide copies of all documents requested (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand the circumstances and terms of the offering and for complete information about us, you should read this entire document and the information incorporated by reference, including the financial statements and the notes to the financial statements.

DayStar Technologies, Inc.

We have developed a thin-film, copper-indium-gallium-selenide solar cell, known as a CIGS solar cell, for the direct conversion of sunlight into electricity. We are developing a high-volume manufacturing process that we believe could significantly reduce the cost of solar cell production and therefore reduce the cost of solar electricity. Prototypes of our CIGS cells, produced in batches in the laboratory, have been used on a test basis by the United States Air Force Research Laboratory and Dutch Space B.V.

We plan to develop our manufacturing process in four different generations. Our first and second generation (“Gen-I” and “Gen-II”) production lines are currently being installed in our Halfmoon, New York facility. Our Gen-I line employs batch processing and can be used for low-volume production (<100kW/yr) and for production process development. In our Gen-II line, we are employing a combination of in-line continuous and batch-style production methodologies to produce working solar cells. By the end of 2004, we successfully qualified a majority of the components of each of these production lines. In early February 2005, we produced our first 100mm x 100mm solar cells using a combination of our Gen-I and Gen-II lines. Our goal is to produce our first cell exclusively from our Gen-II line in the first half of 2005.

The third generation manufacturing process (“Gen-III”) will be characterized by a fully continuous manufacturing process. At this point, several components of the process previously accomplished in a batch fashion will then be integrated into the continuous pallet manufacturing equipment. Subject to obtaining the required financing, we expect to begin development of this manufacturing process in the later part of 2005. Our fourth generation manufacturing process (“Gen-IV”) will consist of conversion from a continuous pallet system to a continuous, roll-to-roll manufacturing process. In this generation, pallets would be replaced by large rolls of substrate, such as metal foil, continuously fed through the manufacturing system using spools, and the various layers comprising the cell would be applied using a variety of thin-film deposition processes. With sufficient follow-on financing, our goal is to initiate full capacity production, using the roll-to-roll processing system, by the end of 2007.

DayStar Technologies, Inc. is a Delaware corporation incorporated in 1997. DayStar’s principal executive office is located at 13 Corporate Drive, Halfmoon, New York 12065. Our telephone number is (518) 383-4600. Unless the context indicates otherwise, the terms “we,” “us,” and “our” refer to DayStar Technologies, Inc. and its subsidiary DayStar Solar, LLC, a Colorado limited liability company. Our website is located at www.daystartech.com. The information on or that can be accessed through our website is not part of this prospectus.

Where You Can Find More Information

We are subject to the information reporting requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also purchase copies of our filings by writing to the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W.,

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Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC’s website at http://www.sec.gov.

We have not authorized any person to give any information or to make any representations in connection with the sale of the securities by us other than those contained in this prospectus. You should not rely on any information or representations in connection with such sales other than the information or representations in this prospectus. You should not assume that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful.

Offering by DayStar

We are registering 7,195,500 shares of our common stock issuable by us upon exercise of outstanding Class A warrants, Class B warrants and representative’s warrants. These shares include:

•	6,355,500 shares issuable to public investors that received Class A warrants and Class B warrants from us as a component of the units sold in our initial public offering of securities. The redeemable Class A warrants give those investors the right to purchase 2,118,500 shares of our common stock at $6.00 per share at any time on or before February 11, 2009. The non-redeemable Class B warrants give those investors the right to purchase 4,237,000 shares of our common stock at $10.00 per share at any time on or before February 11, 2009.

•	840,000 shares issuable to the representative of the underwriters of our initial public offering pursuant to units issuable upon exercise of the representative’s warrants issued in connection with the offering (including shares issuable upon the exercise of the Class A warrants and Class B warrants underlying the units at $6.00 and $10.00 per share, respectively).

We are also registering 210,000 Class A warrants and 420,000 Class B warrants issuable upon exercise of the representative’s warrants granted by us in connection with our initial public offering. Holders of the representative’s warrants may purchase up to an aggregate of 210,000 units, each unit consisting of one share of our common stock, one Class A warrant and one Class B warrant, each warrant to purchase one share of common stock. The representative’s warrants are exercisable at $6.00 per unit and expire on February 5, 2009.

By means of a separate prospectus included in the registration statement of which this prospectus forms a part, certain stockholders of the Company, referred to as selling security holders, may concurrently offer for resale up to 1,734,990 shares of common stock, 210,000 Class A warrants and 420,000 Class B warrants of the Company.

FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow, and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements by words or phrases such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue,” or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the “Risk Factors” section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

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RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market price of our common stock. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this Annual Report on Form 10-KSB, including our financial statements and the related notes.

We expect our manufacturing development work to continue on our Gen-III production line for at least another year, and our manufacturing process may not succeed or may be significantly delayed. The thin-film solar cells will be produced through a manufacturing process that has not yet been constructed or tested on a commercial scale specific to the solar cell industry. If we fail to develop successfully our thin-film manufacturing process, we will likely be unable to recover the losses we will have incurred in attempting to develop these products and technologies and may be unable to make sales or become profitable. As a result, the market price of our securities may decline, causing you to lose some or all of your investment.

The construction of our manufacturing operations will require the successful deployment of equipment and technology utilizing manufacturing processes and components which we are still developing and have not yet tested except on a minimal basis in the laboratory. The possibility exists that technical barriers will be encountered that may slow or stop further development efforts. If one or more of the technologies fail, or are not economically viable, we may not be able to achieve our goals and could suffer economic loss or collapse.

We may not be able to achieve our manufacturing cost targets, which could prevent us from ever becoming profitable. If we cannot achieve our targeted unit production costs or if we experience difficulties in our pilot manufacturing process, such as capacity constraints, quality control problems or other disruptions, we may not be able to manufacture our products at acceptable costs, which would eliminate our ability to effectively enter the market. A failure by us to achieve a lower cost structure through economies of scale, improvements in manufacturing processes and engineering design, or technology maturation would have a material adverse effect on our commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

This anticipated development of our manufacturing technology will place a significant strain on our managerial, financial and personnel resources. To reach our goals, we will need to successfully recruit, train, and manage new employees; develop our manufacturing capabilities; integrate new management and employees into our overall operations; and establish improved financial and accounting systems. Our failure to manage expansion of our business effectively will have a material adverse effect on our business, results of operations and financial condition.

Our products, if developed, may not achieve market acceptance. The development of a successful market for our proposed products and our ability to sell our products at a lower price per watt may be adversely affected by a number of factors, many of which are beyond our control, including but not limited to:

•	our failure to produce solar power products that compete favorably against other solar power products on the basis of cost, quality and performance;

•	competition from conventional energy sources and alternative distributed generation technologies, such as wind energy;

•	our failure to develop and maintain successful relationships with distributors, systems integrators and other resellers, as well as strategic partners; and

•	customer acceptance of our products.

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If our proposed solar power products fail to gain market acceptance, we would be unable to sell our products, obtain market share or achieve and sustain profitability.

Since our inception, we have incurred net losses, including net losses of $4,665,895 for the year ended December 31, 2004, and have negative cash flows from operations. As a result of ongoing operating losses, we also had an accumulated deficit of $7,286,383 at the same date. We expect to incur substantial losses over at least the next year, and may never become profitable. We expect to continue to make significant capital expenditures and anticipate that our expenses will increase in the near future as we seek to build our pilot manufacturing operations, develop our sales and distribution network, continue to develop our manufacturing technologies, implement internal systems and infrastructure, and hire additional personnel. These ongoing financial losses may adversely affect our stock price.

We will need to obtain additional financing to sustain operations and complete subsequent phases of our business plan, specifically Generations III and IV of our development plan. We expect that our available cash will be sufficient to finance our activities only until the end of 2005, before which time we will need to raise additional capital to sustain operations at current levels. Additional financing will likely cause dilution to our stockholders and could involve the issuance of securities with rights senior to the outstanding shares. There is no assurance that such funds will be sufficient, that the financing will be available on terms acceptable to us and at such times as required, or that we will be able to obtain the additional financing required, if any, for the continued operation and growth of our business. Any inability to raise necessary capital will have a material adverse effect on our ability to meet our projections, deadlines and goals and will have a material adverse effect on our revenues and net income.

Completing the installation of equipment in our Halfmoon manufacturing facility may require significant additional investment of capital and substantial engineering expenditures, and is subject to significant risks, including risks of delays, equipment problems, cost overruns and other start-up and operating difficulties. Our manufacturing processes use custom-built equipment. While most of the Halfmoon manufacturing facility equipment has been received, this equipment may take longer and cost more to debug than planned and may never operate as designed. If we experience any of these or similar difficulties, we may be unable to complete our pilot manufacturing lines. Without our manufacturing line, we would likely have no manufacturing capacity, revenues or earnings, and you would lose your entire investment.

We were formed in 1997 and have received only very limited government contract revenue and revenue from the sale of test products manufactured by others under our direction. There is little meaningful historical financial or other information available upon which you can base your evaluation of our business and prospects. We are currently installing our initial manufacturing facility and have not begun commercial production. In addition, at this stage in our implementation of our business plan we have less insight into how market and technology trends may affect our business. The revenue and income potential of our business is unproven. As a result, you should consider our business and prospects in light of our lack of operating history and the challenges that we will face as an early-stage company seeking to develop a new manufacturing process. If we are not able to develop our business, we will not be able to achieve our goals and could suffer economic loss or collapse, in which case you may lose your entire investment.

Our executive officers, board of directors and key employees have worked together for a limited period of time. If our management team cannot successfully work together, if they fail to develop a thorough understanding of our business on a timely basis, or if they prove unable to meet the demands of running a public company, it could result in a material adverse effect on our business, prospects, financial condition and results of operations.

Our success depends on the continuing efforts and abilities of Dr. John Tuttle, our President and Chief Executive Officer. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel,

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could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.

The scope of our patent protection is uncertain. We cannot be certain that we were the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions. Patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States. We cannot ensure that:

•	patents will issue from pending or future applications;

•	our existing patents or any new patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us;

•	foreign intellectual property laws will protect our intellectual property; or

•	others will not independently develop similar products, duplicate our products or design around any patents issued to us.

The target markets for the products we are developing are competitive. We expect competition from numerous companies in each of the markets in which we intend to participate. Our competition consists of major international energy and chemical companies, such as BP Solar and Shell Solar, and specialized electronics firms, such as Sharp Corporation and Kyocera Corporation. Many of our competitors are more established, benefit from greater market recognition and have substantially greater financial, development, manufacturing and marketing resources. In addition, there are a variety of competing technologies currently in the market and under development, any one of which could achieve manufacturing costs per watt lower than our manufacturing technology.

During the term that the Class A public warrants and Class B public warrants are outstanding, the holders of the public warrants are given the opportunity to profit from a rise in the market price of our common stock. In addition, the Class B public warrants are not redeemable by us. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these public warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

The Class A public warrants may be redeemed on short notice. We may redeem the Class A public warrants for $0.25 per warrant (subject to adjustment in the event of a stock split, dividend or the like) on 30 days’ notice at any time after the last reported sale price per share of our common stock as reported by the principal exchange or trading facility on which our common stock trades equals or exceeds $8.50 for five consecutive trading days. If we give notice of redemption, holders of our Class A public warrants will be forced to sell or exercise the Class A public warrants they hold or accept the redemption price. The notice of redemption could come at a time when, under specific circumstances or generally, it is not advisable or possible for holders of our public warrants to sell or exercise the Class A public warrants they hold.

In order for you to be able to exercise the Class A or Class B public warrants, the shares of our common stock to be issued to you upon exercise of the Class A or Class B public warrants must be covered by an effective and current registration statement and qualify or be exempt under the securities laws of the state or other jurisdiction in which you live. We cannot assure you that we will continue to maintain a current registration statement relating to the shares of our common stock underlying the Class A or Class B public warrants or that an exemption from registration or qualification will be available throughout their term. This may have an adverse effect on demand for the Class A or Class B public warrants and the prices that can be obtained from reselling them.

The issuance of common stock pursuant to exercise of the Class A warrants, Class B warrants and other warrants will have a dilutive effect and may adversely affect our stock price. The issuance of additional shares

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underlying these outstanding securities will reduce the percentage ownership of existing stockholders in the Company. In addition, the perceived risk of dilution from sales of stock pursuant to the exercise of the outstanding warrants and options may cause holders of our common stock to sell their shares or encourage short sales, which could also adversely affect prevailing market prices for our common stock.

USE OF PROCEEDS

We may receive gross proceeds of up to $61,801,000, before deducting expenses estimated at $40,000, from the exercise of the Class A warrants and Class B warrants, the representative’s warrants and the Class A warrants and Class B warrants underlying the representative’s warrants. We will retain discretion over the use of the net proceeds we may receive from this offering, but we currently intend to use such proceeds, if any, for working capital purposes, financing of capital expenditures, research and development, general and administrative expenses, manufacturing expenses and sales and marketing.

PLAN OF DISTRIBUTION

The shares of common stock issuable upon the exercise of the public warrants will be offered solely by us, and no underwriters are participating in this offering. For the holders of the Class A warrants and Class B warrants to exercise the warrants, there must be a current registration statement covering the common stock underlying the Class A warrants and Class B warrants on file with the Securities and Exchange Commission. The issuance of the common stock must also be registered with various state securities commissions or exempt from registration under the securities laws of the states where the public warrant holders reside. We intend to maintain a current registration while the Class A warrants and Class B warrants are exercisable. The public warrants expire on February 11, 2009.

The representative’s warrants entitle the holders to purchase 210,000 units, each unit consisting of one share of common stock, one Class A warrant and two Class B warrants. Because the common stock and the warrants underlying the units are now trading separately, on exercise of the representative’s warrants, the holders will receive one share of our common stock, one Class A warrant and two Class B warrants for each representative’s warrant. Under the terms of the representative’s warrants, we are registering for issuance common stock, Class A warrants and Class B warrants and the common stock underlying the Class A warrants and Class B warrants, all of which are securities underlying the representative’s warrants. Under the terms of the representative’s warrants, we have also agreed to indemnify the representative of the underwriters in connection with the sale of securities underlying the representative’s warrants against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See “Commission Position on Indemnification for Securities Act Liabilities” below.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 20,000,000 shares of common stock, of which 150,000 shares are classified as Class B common stock, and 3,000,000 shares of preferred stock, all with a par value of $0.01 per share. Our Amended and Restated Certificate of Incorporation and Bylaws provide further information about our capital stock.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our

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liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

As of March 15, 2005, of the 1,050,000 shares of common stock reserved under our Equity Incentive Plan, 558,502 shares had been awarded as restricted stock grants. Options to purchase 162,100 shares of common stock were granted under the plan to employees and directors. The remaining 329,398 shares of common stock reserved were available for grants. In addition, 58,000 shares of common stock were reserved for conversion of the Class B common stock.

Class B Common Stock

Currently, there are 29,000 shares of Class B common stock outstanding owned by one holder. The holder of our Class B common stock has the option to convert shares of Class B common stock into shares of common stock at any time. Class B common stock automatically converts into common stock upon the closing of an underwritten public offering in excess of $10 million, at a per share offering price of no less than $6.25 per share, or upon transfer of the shares to any other person or entity. Upon conversion, each share of Class B common stock is converted into the number of shares determined by dividing $7.00 by the Class B conversion rate, currently $3.50. As of December 31, 2004, each share of Class B common stock is convertible into two shares of common stock. The Class B conversion rate is subject to adjustment as set forth in our Amended and Restated Certificate of Incorporation. Holders of Class B common stock are entitled to vote as a single class with the holders of the common stock on all matters presented to the holders of the common stock for vote.

Holders of Class B common stock are entitled to cast a number of votes equal to the number of shares of common stock into which the shares of Class B common stock held would then be convertible and may not cumulate their votes. Holders of Class B common stock are entitled to receive the same cash dividends as are paid to holders of the common stock, when, as and if declared by the board of directors, in its discretion, from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share of Class B common stock shall be treated as the number of shares of common stock into which the Class B common stock is then convertible for purposes of any distribution, and will participate pro rata with the common stock in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our Class B common stock have no preemptive or other subscription rights, and there are no redemption provisions applicable to our Class B common stock. The rights of the holders of the Class B common stock are subject to any rights that may be fixed for holders of preferred stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides for the issuance of up to 3,000,000 shares of preferred stock. As of the date of this prospectus, there are no outstanding shares of preferred stock. Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock, our board of directors is authorized, without further stockholder approval, from time-to-time to issue up to an aggregate of 3,000,000 shares of our preferred stock, in one or more additional series. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. We will not offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

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The rights and preferences of future series of preferred stock may include, without limitation:

•	number of shares to be issued;

•	dividend rights and dividend rates;

•	right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	right to receive preferential payments upon a liquidation of the company;

•	right to set aside a certain amount of assets for payments relating to the preferred stock; and

•	prices to be paid upon redemption of the preferred stock.

Class A Public Warrants

General

Each Class A public warrant entitles the holder to purchase one share of our common stock at an exercise price per share of $6.00. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Class A public warrant certificate and summarized below. Our Class A public warrants may be exercised at any time until they expire on February 11, 2009. A Class A public warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the Class A public warrant has been properly exercised.

Redemption

We have the right to redeem the Class A public warrants at a redemption price of $0.25 per public warrant (subject to adjustment in the event of a stock split, dividend or the like) at any time after August 5, 2004. The redemption right arises if the last reported sale price per share of our common stock as reported by the principal exchange or trading facility on which our common stock trades equals or exceeds $8.50 for five consecutive trading days ending prior to the date of the notice of redemption. We are required to provide 30 days prior written notice to the Class A public warrant holders of our intention to redeem the warrants. We will send the written notice of redemption by registered or certified mail to Class A public warrant holders at their last known addresses appearing on the registration records maintained by the transfer agent for our Class A public warrants. No other form of notice or publication will be required. If we call the Class A public warrants for redemption, they will be exercisable until the close of business on the business day immediately preceding the specified redemption date.

Exercise

A Class A public warrant holder may exercise the Class A public warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying our Class A public warrants are qualified for sale under the securities laws of the state in which the holder resides.

Our Class A public warrants may be exercised by delivering to our transfer agent the applicable Class A public warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of Class A public warrants being exercised. Class A public warrants may only be exercised to purchase whole shares. Class A public warrant holders will receive cash equal to the current market value of any fractional interest, which will be the value of one whole interest multiplied by the fraction thereof, in the place of fractional Class A public warrants that remain after exercise if they would then hold Class A public warrants to purchase less than one whole share. Fractional shares will not be issued upon exercise of our Class A public warrants.

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Adjustments of exercise price

The exercise price of our Class A public warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Class A public warrant or, if we elect, an adjustment of the number of Class A public warrants outstanding.

The exercise price is also subject to adjustment in the event of a capital reorganization or reclassification of the common stock, or in the event we consolidate with, or merge into, or sell our property to another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding common stock). Therefore, if we effect any capital reorganization or reclassification, consolidation, merger, or sale, the exercise price in effect immediately prior to that event will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number or kind of securities or property purchasable upon exercise of a Class A public warrant or, if we elect, an adjustment of the number of Class A public warrants.

Class B Public Warrants

General

Each Class B public warrant entitles its holder to purchase one share of our common stock at $10.00. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Class B public warrant certificate and summarized below. Our Class B public warrants may be exercised at any time until they expire on February 11, 2009. A Class B public warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the Class B public warrant has been properly exercised.

Redemption

We have no right to redeem the Class B public warrants issued in this offering.

Exercise

A Class B public warrant holder may exercise our Class B public warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying our Class B public warrants are qualified for sale under the securities laws of the state in which the holder resides.

Our Class B public warrants may be exercised by delivering to our transfer agent the applicable Class B public warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of Class B public warrants being exercised. Class B public warrants may only be exercised to purchase whole shares. Class B public warrant holders will receive cash equal to the current market value of any fractional interest, which will be the value of one whole interest multiplied by the fraction thereof, in the place of fractional Class B public warrants that remain after exercise if they would then hold Class B public warrants to purchase less than one whole share. Fractional shares will not be issued upon exercise of our Class B public warrants.

Adjustments of exercise price

The exercise price of our Class B public warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively. Any adjustment of the

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exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Class B public warrant or, if we elect, an adjustment of the number of Class B public warrants outstanding.

The exercise price is also subject to adjustment in the event of a capital reorganization or reclassification of the common stock, or in the event we consolidate with, or merge into, or sell our property to another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding common stock). Therefore, if we effect any capital reorganization or reclassification, consolidation, merger, or sale, the exercise price in effect immediately prior to that event will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number or kind of securities or property purchasable upon exercise of a Class B public warrant or, if we elect, an adjustment of the number of Class B public warrants.

Registration Rights

In addition to the registration rights granted with respect to the representative’s warrants, we have granted registration rights pursuant to a service agreement with a provider of investor and public relations services. Under the service agreement, we agreed to grant the service provider a warrant to purchase our common stock. We also granted piggyback registration rights for the common shares underlying the warrant on the first registration statement to be filed by the company following the registration statement of which this prospectus is a part.

Representative’s Warrants

In connection with our initial public offering, we have granted Paulson Investment Company, Inc., representative of the underwriters of the initial public offering, representative’s warrants to purchase units consisting of one share of common stock, one Class A public warrant, and one Class B public warrant at 120% of the initial public offering price of the units. These representative’s warrants may be exercised commencing on the first anniversary of the initial public offering.

The exercise price of the representative’s warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively.

The exercise price of the representative’s warrants is also subject to adjustment in the event of any change in the common stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all our assets, or other change in our capital structure. Therefore, if we effect any of these changes, the exercise price in effect immediately prior to that event will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number or kind of securities or property purchasable upon exercise of the representative’s warrants.

Transfer Agent and Public Warrant Agent

The transfer agent for our units, common stock, Class A public warrants and Class B public warrants is U.S. Stock Transfer Corporation, 1745 Gardena Ave., Glendale, California 91204-2991. The telephone number of the transfer agent is (818) 502-1404.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. The statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder; unless:

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•	Prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

In addition, our authorized but unissued shares of common stock and preferred stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws which could delay, defer or prevent a change in control.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and the information that we file later will automatically update and may supersede this information. For further information about us and the securities being offered, you should refer to the registration statement and the following documents or portions of documents that are incorporated by reference.

The following documents filed by the Company with the SEC are incorporated by reference into this registration statement:

(a) The Company’s latest Annual Report on Form 10-KSB for the year ended December 31, 2004.

(b) The Company’s Form 8-K filed on January 20, 2005.

(c) The description of the Company’s common stock, $0.01 par value per share, and the Class A warrants and the Class B warrants, set forth in the Company’s Registration Statement on Form 8-A (File No. 000-50508), filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such information.

(d) The Company’s Proxy Statement dated May 14, 2004 for its annual meeting of stockholders held on June 22, 2004.

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All documents filed by the Company subsequent to those listed above with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of all documents that are incorporated by reference into this prospectus by writing or telephoning us at the following address and number: DayStar Technologies, Inc., Attention: Secretary, 13 Corporate Drive, Halfmoon, New York 12065; telephone number (518) 383-4600. We will provide copies of all documents requested without charge (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus)

COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	Any breach of their duty of loyalty to the corporation or its stockholders;

•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	Any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we shall, to the fullest extent permitted by law, indemnify our directors and officers and advance expenses to such persons in connection with the investigation and defense of indemnifiable actions brought against them. Our bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

We have entered into indemnification agreements with each of our directors and officers. We intend to enter into indemnification agreements with any new directors and officers in the future. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our bylaws and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Tonkon Torp LLP, Portland, Oregon.

EXPERTS

The financial statements incorporated into this prospectus by reference from the DayStar Technologies, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2004 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report, which is incorporated into this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-123497

Prospectus

DAYSTAR TECHNOLOGIES, INC.

1,734,990 SHARES OF COMMON STOCK

210,000 CLASS A WARRANTS

420,000 CLASS B WARRANTS

This prospectus relates to the potential sale by certain security holders of 1,734,990 shares of our common stock, including 840,000 shares issuable upon exercise of the representative’s warrants (including the shares issuable upon exercise of the Class A warrants and Class B warrants underlying the representative’s units); 759,990 shares issuable upon the exercise of Class A warrants and Class B warrants issued to certain bridge investors as components of the units sold by us to the bridge investors; and 135,000 shares issuable upon exercise of warrants granted to consultants. We are also registering the resale of 210,000 Class A warrants and 420,000 Class B warrants issuable upon exercise of the representative’s warrants. We will not receive any proceeds from the sale of these securities by the selling security holders. We will bear all expenses (other than selling commissions) in connection with the registration and sale of the securities being offered by the selling security holders.

The securities will be offered by the selling security holders in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling security holders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of the securities for whom such broker-dealers may act as agent or to whom they sell as principal, or both. The selling security holders may be deemed to be “underwriters” as defined in the Securities Act of 1933. If any broker-dealers are used by the selling security holders, any commissions paid to broker-dealers and, if broker-dealers purchase any units as principals, any profits received by such broker-dealers on the resale of the units, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling security holders may be deemed to be underwriting commissions. Brokerage commissions, if any, attributable to the sale of the units will be borne by the selling security holders.

Our common stock, Class A warrants and Class B warrants are quoted on The Nasdaq SmallCap Market under the symbols “DSTI,” “DSTIW” and “DSTIZ.” The last sale price of the common stock, Class A warrants and Class B warrants on May 5, 2005 was $7.58, $1.98 and $1.73, respectively.

OUR SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE “ RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 5, 2005.

This prospectus incorporates important business and financial information about DayStar Technologies, Inc. that is not included in or delivered with this prospectus. You may request a copy of all documents that are incorporated by reference into this prospectus by writing or telephoning us at the following address: DayStar Technologies, Inc., Attention: Secretary, 13 Corporate Drive, Halfmoon, New York 12065, telephone (518) 383-4600. We will provide copies of all documents requested (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand the circumstances and terms of the offering and for complete information about us, you should read this entire document and the information incorporated by reference, including the financial statements and the notes to the financial statements.

DayStar Technologies, Inc.

We have developed a thin-film, copper-indium-gallium-selenide solar cell, known as a CIGS solar cell, for the direct conversion of sunlight into electricity. We are developing a high-volume manufacturing process that we believe could significantly reduce the cost of solar cell production and therefore reduce the cost of solar electricity. Prototypes of our CIGS cells, produced in batches in the laboratory, have been used on a test basis by the United States Air Force Research Laboratory and Dutch Space B.V.

We plan to develop our manufacturing process in four different generations. Our first and second generation (“Gen-I” and “Gen-II”) production lines are currently being installed in our Halfmoon, New York facility. Our Gen-I line employs batch processing and can be used for low-volume production (<100kW/yr) and for production process development. In our Gen-II line, we are employing a combination of in-line continuous and batch-style production methodologies to produce working solar cells. By the end of 2004, we successfully qualified a majority of the components of each of these production lines. In early February 2005, we produced our first 100mm x 100mm solar cells using a combination of our Gen-I and Gen-II lines. Our goal is to produce our first cell exclusively from our Gen-II line in the first half of 2005.

The third generation manufacturing process (“Gen-III”) will be characterized by a fully continuous manufacturing process. At this point, several components of the process previously accomplished in a batch fashion will then be integrated into the continuous pallet manufacturing equipment. Subject to obtaining the required financing, we expect to begin development of this manufacturing process in the later part of 2005. Our fourth generation manufacturing process (“Gen-IV”) will consist of conversion from a continuous pallet system to a continuous, roll-to-roll manufacturing process. In this generation, pallets would be replaced by large rolls of substrate, such as metal foil, continuously fed through the manufacturing system using spools, and the various layers comprising the cell would be applied using a variety of thin-film deposition processes. With sufficient follow-on financing, our goal is to initiate full capacity production, using the roll-to-roll processing system, by the end of 2007.

DayStar Technologies, Inc. is a Delaware corporation incorporated in 1997. DayStar’s principal executive office is located at 13 Corporate Drive, Halfmoon, New York 12065. Our telephone number is (518) 383-4600. Unless the context indicates otherwise, the terms “we,” “us,” and “our” refer to DayStar Technologies, Inc. and its subsidiary DayStar Solar, LLC, a Colorado limited liability company. Our website is located at www.daystartech.com. The information on or that can be accessed through our website is not part of this prospectus.

Where You Can Find More Information

We are subject to the information reporting requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also purchase copies of our filings by writing to the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W.,

Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC’s website at http://www.sec.gov.

We have not authorized any person to give any information or to make any representations in connection with the sale of the securities by us other than those contained in this prospectus. You should not rely on any information or representations in connection with such sales other than the information or representations in this prospectus. You should not assume that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful.

Offering by the Selling Security Holders

We are registering for resale certain securities issuable in connection with the exercise of common stock purchase warrants issued by us pursuant to the registration statement of which this prospectus is a part. These securities include:

•	210,000 shares, 210,000 Class A warrants and 420,000 Class B warrants issuable to the representative of the underwriters of our initial public offering of securities pursuant to this registration statement as described above.

•	630,000 shares issuable upon the exercise of the representative’s Class A warrants and Class B warrants.

•	759,990 shares issuable to bridge investors that received Class A warrants and Class B warrants from us as a component of the units sold in our offering to the bridge investors. The redeemable Class A warrants give those investors the right to purchase 253,330 shares of our common stock at $6.00 per share at any time on or before February 11, 2009. The non-redeemable Class B warrants give those investors the right to purchase 506,660 shares of our common stock at $10.00 per share at any time on or before February 11, 2009.

•	135,000 shares issuable to consultants upon exercise of warrants.

We are registering the shares and warrants issuable to the representative of the underwriters pursuant to the terms of the representative’s warrant. We will pay the expenses of registering the securities offered by us and by the selling security holders under the registration statement of which this prospectus is a part, which we estimate will be approximately $40,000. Each of the selling security holders will pay the cost of all brokerage commissions and discounts, and all expenses incurred by them in connection with sales of their selling security holder securities. See “Plan of Distribution.”

By means of a separate prospectus included in the registration statement of which this prospectus forms a part, the Company is concurrently offering pursuant to the exercise of outstanding warrants up to 7,195,500 shares of common stock and 210,000 Class A warrants and 420,000 Class B warrants of the Company.

FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow, and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements by words or phrases such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue,” or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the “Risk Factors” section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market price of our common stock. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this Annual Report on Form 10-KSB, including our financial statements and the related notes.

We expect our manufacturing development work to continue on our Gen-III production line for at least another year, and our manufacturing process may not succeed or may be significantly delayed. The thin-film solar cells will be produced through a manufacturing process that has not yet been constructed or tested on a commercial scale specific to the solar cell industry. If we fail to develop successfully our thin-film manufacturing process, we will likely be unable to recover the losses we will have incurred in attempting to develop these products and technologies and may be unable to make sales or become profitable. As a result, the market price of our securities may decline, causing you to lose some or all of your investment.

The construction of our manufacturing operations will require the successful deployment of equipment and technology utilizing manufacturing processes and components which we are still developing and have not yet tested except on a minimal basis in the laboratory. The possibility exists that technical barriers will be encountered that may slow or stop further development efforts. If one or more of the technologies fail, or are not economically viable, we may not be able to achieve our goals and could suffer economic loss or collapse.

We may not be able to achieve our manufacturing cost targets, which could prevent us from ever becoming profitable. If we cannot achieve our targeted unit production costs or if we experience difficulties in our pilot manufacturing process, such as capacity constraints, quality control problems or other disruptions, we may not be able to manufacture our products at acceptable costs, which would eliminate our ability to effectively enter the market. A failure by us to achieve a lower cost structure through economies of scale, improvements in manufacturing processes and engineering design, or technology maturation would have a material adverse effect on our commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

This anticipated development of our manufacturing technology will place a significant strain on our managerial, financial and personnel resources. To reach our goals, we will need to successfully recruit, train, and manage new employees; develop our manufacturing capabilities; integrate new management and employees into our overall operations; and establish improved financial and accounting systems. Our failure to manage expansion of our business effectively will have a material adverse effect on our business, results of operations and financial condition.

Our products, if developed, may not achieve market acceptance. The development of a successful market for our proposed products and our ability to sell our products at a lower price per watt may be adversely affected by a number of factors, many of which are beyond our control, including but not limited to:

•	our failure to produce solar power products that compete favorably against other solar power products on the basis of cost, quality and performance;

•	competition from conventional energy sources and alternative distributed generation technologies, such as wind energy;

•	our failure to develop and maintain successful relationships with distributors, systems integrators and other resellers, as well as strategic partners; and

•	customer acceptance of our products.

If our proposed solar power products fail to gain market acceptance, we would be unable to sell our products, obtain market share or achieve and sustain profitability.

Since our inception, we have incurred net losses, including net losses of $4,665,895 for the year ended December 31, 2004, and have negative cash flows from operations. As a result of ongoing operating losses, we also had an accumulated deficit of $7,286,383 at the same date. We expect to incur substantial losses over at least the next year, and may never become profitable. We expect to continue to make significant capital expenditures and anticipate that our expenses will increase in the near future as we seek to build our pilot manufacturing operations, develop our sales and distribution network, continue to develop our manufacturing technologies, implement internal systems and infrastructure, and hire additional personnel. These ongoing financial losses may adversely affect our stock price.

We will need to obtain additional financing to sustain operations and complete subsequent phases of our business plan, specifically Generations III and IV of our development plan. We expect that our available cash will be sufficient to finance our activities only until the end of 2005, before which time we will need to raise additional capital to sustain operations at current levels. Additional financing will likely cause dilution to our stockholders and could involve the issuance of securities with rights senior to the outstanding shares. There is no assurance that such funds will be sufficient, that the financing will be available on terms acceptable to us and at such times as required, or that we will be able to obtain the additional financing required, if any, for the continued operation and growth of our business. Any inability to raise necessary capital will have a material adverse effect on our ability to meet our projections, deadlines and goals and will have a material adverse effect on our revenues and net income.

Completing the installation of equipment in our Halfmoon manufacturing facility may require significant additional investment of capital and substantial engineering expenditures, and is subject to significant risks, including risks of delays, equipment problems, cost overruns and other start-up and operating difficulties. Our manufacturing processes use custom-built equipment. While most of the Halfmoon manufacturing facility equipment has been received, this equipment may take longer and cost more to debug than planned and may never operate as designed. If we experience any of these or similar difficulties, we may be unable to complete our pilot manufacturing lines. Without our manufacturing line, we would likely have no manufacturing capacity, revenues or earnings, and you would lose your entire investment.

We were formed in 1997 and have received only very limited government contract revenue and revenue from the sale of test products manufactured by others under our direction. There is little meaningful historical financial or other information available upon which you can base your evaluation of our business and prospects. We are currently installing our initial manufacturing facility and have not begun commercial production. In addition, at this stage in our implementation of our business plan we have less insight into how market and technology trends may affect our business. The revenue and income potential of our business is unproven. As a result, you should consider our business and prospects in light of our lack of operating history and the challenges that we will face as an early-stage company seeking to develop a new manufacturing process. If we are not able to develop our business, we will not be able to achieve our goals and could suffer economic loss or collapse, in which case you may lose your entire investment.

Our executive officers, board of directors and key employees have worked together for a limited period of time. If our management team cannot successfully work together, if they fail to develop a thorough understanding of our business on a timely basis, or if they prove unable to meet the demands of running a public company, it could result in a material adverse effect on our business, prospects, financial condition and results of operations.

Our success depends on the continuing efforts and abilities of Dr. John Tuttle, our President and Chief Executive Officer. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel, could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.

The scope of our patent protection is uncertain. We cannot be certain that we were the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions. Patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States. We cannot ensure that:

•	patents will issue from pending or future applications;

•	our existing patents or any new patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us;

•	foreign intellectual property laws will protect our intellectual property; or

•	others will not independently develop similar products, duplicate our products or design around any patents issued to us.

The target markets for the products we are developing are competitive. We expect competition from numerous companies in each of the markets in which we intend to participate. Our competition consists of major international energy and chemical companies, such as BP Solar and Shell Solar, and specialized electronics firms, such as Sharp Corporation and Kyocera Corporation. Many of our competitors are more established, benefit from greater market recognition and have substantially greater financial, development, manufacturing and marketing resources. In addition, there are a variety of competing technologies currently in the market and under development, any one of which could achieve manufacturing costs per watt lower than our manufacturing technology.

During the term that the Class A public warrants and Class B public warrants are outstanding, the holders of the public warrants are given the opportunity to profit from a rise in the market price of our common stock. In addition, the Class B public warrants are not redeemable by us. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these public warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

The Class A public warrants may be redeemed on short notice. We may redeem the Class A public warrants for $0.25 per warrant (subject to adjustment in the event of a stock split, dividend or the like) on 30 days’ notice at any time after the last reported sale price per share of our common stock as reported by the principal exchange or trading facility on which our common stock trades equals or exceeds $8.50 for five consecutive trading days. If we give notice of redemption, holders of our Class A public warrants will be forced to sell or exercise the Class A public warrants they hold or accept the redemption price. The notice of redemption could come at a time when, under specific circumstances or generally, it is not advisable or possible for holders of our public warrants to sell or exercise the Class A public warrants they hold.

In order for you to be able to exercise the Class A or Class B public warrants, the shares of our common stock to be issued to you upon exercise of the Class A or Class B public warrants must be covered by an effective and current registration statement and qualify or be exempt under the securities laws of the state or other jurisdiction in which you live. We cannot assure you that we will continue to maintain a current registration statement relating to the shares of our common stock underlying the Class A or Class B public warrants or that an exemption from registration or qualification will be available throughout their term. This may have an adverse effect on demand for the Class A or Class B public warrants and the prices that can be obtained from reselling them.

The issuance of common stock pursuant to exercise of the Class A warrants, Class B warrants and other warrants will have a dilutive effect and may adversely affect our stock price. The issuance of additional shares underlying these outstanding securities will reduce the percentage ownership of existing stockholders in the Company. In addition, the perceived risk of dilution from sales of stock pursuant to the exercise of the outstanding warrants and options may cause holders of our common stock to sell their shares or encourage short sales, which could also adversely affect prevailing market prices for our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares or warrants by the selling security holders.

SELLING SECURITY HOLDERS

The following tables set forth information as of March 15, 2005, except as noted below, based on information obtained from the selling security holders named below with respect to the beneficial ownership of selling security holder shares being registered hereunder; the number of shares of our common stock known to us to be held by each; the number of shares of our common stock to be sold by each; and the percentage of outstanding shares of common stock beneficially owned by each before this offering and after this offering.

Name	Shares of Common Stock Beneficially Owned Before Offering (1)			Maximum Number of Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Offering (1)(2)
	Number		Percent		Number	Percent
Paulson Investment Company, Inc. (3)	519,796	(4)	12.96	519,796	0	*
Donald J. Helfgott	300,000	(5)	7.91	300,000	0	*
William A. Lanfri	149,997	(5)	4.11	149,997	0	*
Elite Communications LLC	100,000	(6)	2.86	100,000	0	*
Jeff Kohnstamm	75,000	(5)	2.10	75,000	0	*
David and/or Susan T. Russell	75,000	(5)	2.10	75,000	0	*
Mike McCrory	68,484	(7)	1.92	68,484	0	*
James McGreen, Trustee of 2000 James McGreen and Nancy K. Cadigan Rev. Trust	49,998	(5)	1.41	49,998	0	*
Chester L.F. Paulson	45,360	(7)	1.28	45,360	0	*
Richard Lynch	42,480	(7)	1.20	42,480	0	*
Lorraine Maxfield	30,240	(7)	*	30,240	0	*
Kelly McCarthy	28,000	(8)	*	28,000	0	*
Charles W. Parsons	24,999	(5)	*	24,999	0	*
Margaret J. Parsons	24,999	(5)	*	24,999	0	*
Jeffrey L. Walker	24,999	(5)	*	24,999	0	*
Jay Zidell	24,999	(5)	*	24,999	0	*
Mike Maxfield	13,440	(7)	*	13,440	0	*
Trent Davis	13,440	(7)	*	13,440	0	*
Glen Davis	13,440	(7)	*	13,440	0	*
John Paulson	13,440	(7)	*	13,440	0	*
Joseph M. Baffoe	10,000	(7)	*	10,000	0	*

Name	Shares of Common Stock Beneficially Owned Before Offering (1)			Maximum Number of Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Offering (1)(2)
	Number		Percent		Number	Percent
Heidi Flannery	9,999	(5)	*	9,999	0	*
Alessandro Falconi	9,144	(7)	*	9,144	0	*
Erick Paulson	9,072	(7)	*	9,072	0	*
Shelley Gluck	8,220	(7)	*	8,220	0	*
George Reilly	8,000	(7)	*	8,000	0	*
Paolo Floriani	7,044	(7)	*	7,044	0	*
Thomas M. Meury	7,000	(9)	*	7,000	0	*
William Vellon	6,720	(7)	*	6,720	0	*
Tracy Parker	6,720	(7)	*	6,720	0	*
Barbara James	6,048	(7)	*	6,048	0	*
David Dobson	5,376	(7)	*	5,376	0	*
Southwest Securities, Inc.	2,532	(7)	*	2,532	0	*
Wayne Hamersly	1,004	(7)	*	1,004	0	*

*	Less than one percent.
(1)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 15, 2005 upon the exercise of warrants or options. The above table assumes, for each person, that any exercisable and convertible securities that are held by such person (but not those held by any other person) that are exercisable or convertible within 60 days from March 15, 2005 have been exercised. The number of shares of our common stock issued and outstanding as of March 15, 2005 was 3,491,830. Assuming the full exercise of all of the warrants, the number of shares of common stock outstanding after this offering will be 11,582,320.
(2)	Assumes that all of the shares beneficially owned by selling security holders and being offered under this prospectus are sold, that the shares are sold to unaffiliated third parties and that the selling security holders acquire no additional shares of common stock before the completion of the offering.
(3)	Paulson Capital Corp. and Chester L.F. and Jaqueline M. Paulson have shared voting and investment power with respect to these shares.
(4)	129,949 of these shares are issuable upon exercise of the representative’s units at $6.00 per share, each unit consisting of one share of common stock, one Class A warrant and two Class B warrants, each Class A warrant and Class B warrant to purchase one share of common stock; 129,949 of these shares are issuable upon exercise of the Class A warrants underlying the representative’s units; 259,898 of these shares are issuable upon exercise of the Class B warrants underlying the representative’s units.
(5)	These shares are issuable upon the exercise of Class A warrants at $6.00 per share and Class B warrants at $10.00 per share issued to bridge investors as a component of the units sold by us to the bridge investors.
(6)	These shares are issuable upon exercise of warrants at $4.25 per share for 25,000 shares; $5.50 per share for 25,000 shares; $6.27 per share for 25,000 shares and $8.25 per share for 25,000 shares.
(7)	These shares are issuable upon the exercise of the representative’s warrants at $6.00 per unit (each unit consisting of one share of common stock, one Class A warrant and two Class B warrants, each Class A warrant and Class B warrant to purchase one share of common stock) and shares issuable upon the exercise of the Class A warrants and Class B warrants underlying the units at $6.00 and $10.00 per warrant, respectively. The representative’s warrants were issued to the representative of the underwriters in connection with our initial public offering.
(8)	These shares are issuable upon exercise of warrants at $7.50 per share for 20,000 shares and $5.18 per share for 8,000 shares.
(9)	These shares are issuable upon exercise of warrants at $7.50 per share for 5,000 shares and $5.18 per share for 2,000 shares.

The following table sets forth information as of March 15, 2005, except as noted below, based on information obtained from the selling security holders named below with respect to the beneficial ownership of selling security holder Class A warrants and Class B warrants being registered hereunder; the number of Class A warrants and Class B warrants known to us to be held by each; the number of Class A warrants and Class B warrants to be sold by each; and the percentage of outstanding Class A warrants and Class B warrants beneficially owned by each before this offering and after this offering.

Name	Warrants Beneficially Owned Before Offering (1)			Maximum Number of Warrants Offered Hereby	Warrants Beneficially Owned After Offering (1)(2)
	Number		Percent		Number	Percent
Paulson Investment Company, Inc. (3)
Class A warrants	129,949	(4)	5.19	129,949	0	*
Class B warrants	259,898	(4)	5.19	259,898	0	*
Mike McCrory
Class A warrants	17,121	(4)	*	17,121	0	*
Class B warrants	34,242	(4)	*	34,242	0	*
Chester L.F. Paulson
Class A warrants	11,340	(4)	*	11,340	0	*
Class B warrants	22,680	(4)	*	22,680	0	*
Richard Lynch
Class A warrants	10,620	(4)	*	10,620	0	*
Class B warrants	21,240	(4)	*	21,240	0	*
Lorraine Maxfield
Class A warrants	7,560	(4)	*	7,560	0	*
Class B warrants	15,120	(4)	*	15,120	0	*
Mike Maxfield
Class A warrants	3,360	(4)	*	3,360	0	*
Class B warrants	6,720	(4)	*	6,720	0	*
Trent Davis
Class A warrants	3,360	(4)	*	3,360	0	*
Class B warrants	6,720	(4)	*	6,720	0	*
Glen Davis
Class A warrants	3,360	(4)	*	3,360	0	*
Class B warrants	6,720	(4)	*	6,720	0	*
John Paulson
Class A warrants	3,360	(4)	*	3,360	0	*
Class B warrants	6,720	(4)	*	6,720	0	*
Joseph M. Baffoe
Class A warrants	2,500	(4)	*	2,500	0	*
Class B warrants	5,000	(4)	*	5,000	0	*
Alessandro Falconi
Class A warrants	2,286	(4)	*	2,286	0	*
Class B warrants	4,572	(4)	*	4,572	0	*
Erick Paulson
Class A warrants	2,268	(4)	*	2,268	0	*
Class B warrants	4,536	(4)	*	4,536	0	*
Shelley Gluck
Class A warrants	2,055	(4)	*	2,055	0	*
Class B warrants	4,110	(4)	*	4,110	0	*

Name	Warrants Beneficially Owned Before Offering (1)			Maximum Number of Warrants Offered Hereby	Warrants Beneficially Owned After Offering (1)(2)
	Number		Percent		Number	Percent
George Reilly
Class A warrants	2,000	(4)	*	2,000	0	*
Class B warrants	4,000	(4)	*	4,000	0	*
Paolo Floriani
Class A warrants	1,761	(4)	*	1,761	0	*
Class B warrants	3,522	(4)	*	3,522	0	*
William Vellon
Class A warrants	1,680	(4)	*	1,680	0	*
Class B warrants	3,360	(4)	*	3,360	0	*
Tracy Parker
Class A warrants	1,680	(4)	*	1,680	0	*
Class B warrants	3,360	(4)	*	3,360	0	*
Barbara James
Class A warrants	1,512	(4)	*	1,512	0	*
Class B warrants	3,024	(4)	*	3,024	0	*
David Dobson
Class A warrants	1,344	(4)	*	1,344	0	*
Class B warrants	2,688	(4)	*	2,688	0	*
Southwest Securities, Inc.
Class A warrants	633	(4)	*	633	0	*
Class B warrants	1,266	(4)	*	1,266	0	*
Wayne Hamersly
Class A warrants	251	(4)	*	251	0	*
Class B warrants	502	(4)	*	502	0	*

*	Less than one percent.
(1)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all warrants beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 15, 2005 upon the exercise of warrants or options. The above table assumes, for each person, that any exercisable and convertible securities that are held by such person (but not those held by any other person) that are exercisable or convertible within 60 days from March 15, 2005 have been exercised. The number of shares of our Class A warrants and Class B warrants issued and outstanding as of March 15, 2005 was 2,371,830 and 4,743,660, respectively. Assuming the full exercise of all of the representative’s warrants, the number of Class A warrants and Class B warrants outstanding after this offering will be 2,581,830 and 5,163,660.
(2)	Assumes that all of the Class A warrants and Class B warrants beneficially owned by selling security holders and being offered under this prospectus are sold, that the Class A warrants and Class B warrants are sold to unaffiliated third parties and that the selling security holders acquire no additional Class A warrants or Class B warrants before the completion of the offering.
(3)	Paulson Capital Corp. and Chester L.F. and Jaqueline M. Paulson have shared voting and investment power with respect to these shares.
(4)	Issuable upon exercise of the representative’s units at $6.00 per share, each unit consisting of one share of common stock, one Class A warrant and two Class B warrants, each Class A warrant and Class B warrant to purchase one share of common stock.

PLAN OF DISTRIBUTION

We are registering securities on behalf of certain selling security holders. As used in this section, the term “selling security holder” includes certain of our affiliates and donees, pledgees, transferees and other successors in interest selling securities received from a selling security holder after the date of this prospectus. The (a) 210,000 shares of common stock, 210,000 Class A warrants and the 420,000 Class B warrants issuable on exercise of the representative’s warrants, and the equivalent number of shares of common stock underlying such warrants, (b) 759,990 shares of common stock issuable upon the exercise of Class A warrants and Class B warrants issued to certain bridge investors, and (c) 135,000 shares of common stock issuable upon exercise of warrants granted to consultants, offered hereby may be sold from time-to-time by selling security holders in one or more transactions on The Nasdaq SmallCap Market, in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling security holder securities may be sold from time-to-time directly to purchasers by the selling security holders or by their assignees, transferees, pledgees or other successors for their own accounts and not for our account. Alternatively, the selling security holders may from time-to-time offer the selling security holder securities through underwriters, dealers or agents. The distribution of the selling security holder securities by the selling security holders may be effected from time-to-time in one or more transactions or a combination of such methods of sale, including:

•	Ordinary broker’s transactions and transactions in which the broker solicits purchasers.

•	In connection with short sales of such securities.

•	Privately negotiated transactions or pledges.

•	Through sales to one or more brokers or dealers for resale of such shares for their own account as principals, pursuant to this prospectus.

•	In a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

•	In connection with the writing of non-traded and exchange traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options.

•	In exchange distributions or secondary distributions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We will pay all costs and expenses in connection with the preparation of this prospectus and registration of the shares offered hereby. The selling security holders will be required to pay usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales.

In connection with distributions of the selling security holder securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the selling security holder securities in the course of hedging the positions they assume with selling security holders. The selling security holders also may sell selling security holder securities short and deliver the selling security holder securities to close out such short positions. The selling security holders also may enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the selling security holder securities, which the broker-dealer may resell pursuant to this prospectus. The selling security holders also may pledge the selling security holder securities to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged selling security holder securities pursuant to this prospectus.

Any brokers or dealers that participate in the distribution of the selling security holder securities may be deemed to be “underwriters,” as defined in the Securities Act, and any commissions, discounts, concessions or other payments made to them, or any profits realized by them upon the resale of any selling security holder securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Securities Act. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of selling security holder securities by the selling security holders.

Under the securities laws of certain states, the selling security holder securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the selling security holder securities may not be sold unless the selling security holder securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any of the selling security holders will sell any or all of the selling security holder securities offered by them hereunder.

The sale of the selling security holder securities is subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement with respect to the selling security holder securities to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by the underwriter, if any, for selling security holder securities purchased from a selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public, and other facts material to the transaction.

Under the Securities Exchange Act of 1934, and the regulations thereunder, any person engaged in a distribution of the selling security holder securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our securities during the applicable “cooling off” period one business day prior to the commencement of such distribution.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 20,000,000 shares of common stock, of which 150,000 shares are classified as Class B common stock, and 3,000,000 shares of preferred stock, all with a par value of $0.01 per share. Our Amended and Restated Certificate of Incorporation and Bylaws provide further information about our capital stock.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock.

As of March 15, 2005, of the 1,050,000 shares of common stock reserved under our Equity Incentive Plan, 558,502 shares had been awarded as restricted stock grants. Options to purchase 162,100 shares of common stock were granted under the plan to employees and directors. The remaining 329,398 shares of common stock reserved were available for grants. In addition, 58,000 shares of common stock were reserved for conversion of the Class B common stock.

Class B Common Stock

Currently, there are 29,000 shares of Class B common stock outstanding owned by one holder. The holder of our Class B common stock has the option to convert shares of Class B common stock into shares of common stock at any time. Class B common stock automatically converts into common stock upon the closing of an underwritten public offering in excess of $10 million, at a per share offering price of no less than $6.25 per share, or upon transfer of the shares to any other person or entity. Upon conversion, each share of Class B common stock is converted into the number of shares determined by dividing $7.00 by the Class B conversion rate, currently $3.50. As of December 31, 2004, each share of Class B common stock is convertible into two shares of common stock. The Class B conversion rate is subject to adjustment as set forth in our Amended and Restated Certificate of Incorporation. Holders of Class B common stock are entitled to vote as a single class with the holders of the common stock on all matters presented to the holders of the common stock for vote.

Holders of Class B common stock are entitled to cast a number of votes equal to the number of shares of common stock into which the shares of Class B common stock held would then be convertible and may not cumulate their votes. Holders of Class B common stock are entitled to receive the same cash dividends as are paid to holders of the common stock, when, as and if declared by the board of directors, in its discretion, from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share of Class B common stock shall be treated as the number of shares of common stock into which the Class B common stock is then convertible for purposes of any distribution, and will participate pro rata with the common stock in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our Class B common stock have no preemptive or other subscription rights, and there are no redemption provisions applicable to our Class B common stock. The rights of the holders of the Class B common stock are subject to any rights that may be fixed for holders of preferred stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides for the issuance of up to 3,000,000 shares of preferred stock. As of the date of this prospectus, there are no outstanding shares of preferred stock. Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock, our board of directors is authorized, without further stockholder approval, from time-to-time to issue up to an aggregate of 3,000,000 shares of our preferred stock, in one or more additional series. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. We will not offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The rights and preferences of future series of preferred stock may include, without limitation:

•	number of shares to be issued;

•	dividend rights and dividend rates;

•	right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	right to receive preferential payments upon a liquidation of the company;

•	right to set aside a certain amount of assets for payments relating to the preferred stock; and

•	prices to be paid upon redemption of the preferred stock.

Class A Public Warrants

General

Each Class A public warrant entitles the holder to purchase one share of our common stock at an exercise price per share of $6.00. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Class A public warrant certificate and summarized below. Our Class A public warrants may be exercised at any time until they expire on February 11, 2009. A Class A public warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the Class A public warrant has been properly exercised.

Redemption

We have the right to redeem the Class A public warrants at a redemption price of $0.25 per public warrant (subject to adjustment in the event of a stock split, dividend or the like) at any time after August 5, 2004. The redemption right arises if the last reported sale price per share of our common stock as reported by the principal exchange or trading facility on which our common stock trades equals or exceeds $8.50 for five consecutive trading days ending prior to the date of the notice of redemption. We are required to provide 30 days prior written notice to the Class A public warrant holders of our intention to redeem the warrants. We will send the written notice of redemption by registered or certified mail to Class A public warrant holders at their last known addresses appearing on the registration records maintained by the transfer agent for our Class A public warrants. No other form of notice or publication will be required. If we call the Class A public warrants for redemption, they will be exercisable until the close of business on the business day immediately preceding the specified redemption date.

Exercise

A Class A public warrant holder may exercise the Class A public warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying our Class A public warrants are qualified for sale under the securities laws of the state in which the holder resides.

Our Class A public warrants may be exercised by delivering to our transfer agent the applicable Class A public warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of Class A public warrants being exercised. Class A public warrants may only be exercised to purchase whole shares. Class A public warrant holders will receive cash equal to the current market value of any fractional interest, which will be the value of one whole interest multiplied by the fraction thereof, in the place of fractional Class A public warrants that remain after exercise if they would then hold Class A public warrants to purchase less than one whole share. Fractional shares will not be issued upon exercise of our Class A public warrants.

Adjustments of exercise price

The exercise price of our Class A public warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Class A public warrant or, if we elect, an adjustment of the number of Class A public warrants outstanding.

The exercise price is also subject to adjustment in the event of a capital reorganization or reclassification of the common stock, or in the event we consolidate with, or merge into, or sell our property to another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding common stock). Therefore, if we effect any capital reorganization or reclassification, consolidation, merger, or sale, the exercise price in effect immediately prior to that event will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number or kind of securities or property purchasable upon exercise of a Class A public warrant or, if we elect, an adjustment of the number of Class A public warrants.

Class B Public Warrants

General

Each Class B public warrant entitles its holder to purchase one share of our common stock at $10.00. The exercise price is subject to adjustment upon the occurrence of certain events as provided in the Class B public warrant certificate and summarized below. Our Class B public warrants may be exercised at any time until they expire on February 11, 2009. A Class B public warrant holder will not be deemed to be a holder of the underlying common stock for any purpose until the Class B public warrant has been properly exercised.

Redemption

We have no right to redeem the Class B public warrants issued in this offering.

Exercise

A Class B public warrant holder may exercise our Class B public warrants only if an appropriate registration statement is then in effect with the Securities and Exchange Commission and if the shares of common stock underlying our Class B public warrants are qualified for sale under the securities laws of the state in which the holder resides.

Our Class B public warrants may be exercised by delivering to our transfer agent the applicable Class B public warrant certificate on or prior to the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of Class B public warrants being exercised. Class B public warrants may only be exercised to purchase whole shares. Class B public warrant holders will receive cash equal to the current market value of any fractional interest, which will be the value of one whole interest multiplied by the fraction thereof, in the place of fractional Class B public warrants that remain after exercise if they would then hold Class B public warrants to purchase less than one whole share. Fractional shares will not be issued upon exercise of our Class B public warrants.

Adjustments of exercise price

The exercise price of our Class B public warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number of shares purchasable upon exercise of a Class B public warrant or, if we elect, an adjustment of the number of Class B public warrants outstanding.

The exercise price is also subject to adjustment in the event of a capital reorganization or reclassification of the common stock, or in the event we consolidate with, or merge into, or sell our property to another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding common stock). Therefore, if we effect any capital reorganization or reclassification, consolidation, merger, or sale, the exercise price in effect immediately prior to that event will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number or kind of securities or property purchasable upon exercise of a Class B public warrant or, if we elect, an adjustment of the number of Class B public warrants.

Registration Rights

In addition to the registration rights granted with respect to the representative’s warrants, we have granted registration rights pursuant to a service agreement with a provider of investor and public relations services. Under the service agreement, we agreed to grant the service provider a warrant to purchase our common stock. We also granted piggyback registration rights for the common shares underlying the warrant on the first registration statement to be filed by the company following the registration statement of which this prospectus is a part.

Representative’s Warrants

In connection with our initial public offering, we have granted Paulson Investment Company, Inc., representative of the underwriters of the initial public offering, representative’s warrants to purchase units consisting of one share of common stock, one Class A public warrant, and one Class B public warrant at 120% of the initial public offering price of the units. These representative’s warrants may be exercised commencing on the first anniversary of the initial public offering.

The exercise price of the representative’s warrants is subject to adjustment if we declare any stock dividend to stockholders or effect any split or reverse split with respect to our common stock. Therefore, if we effect any stock split or reverse split with respect to our common stock, the exercise price in effect immediately prior to such stock split or reverse split will be proportionately reduced or increased, respectively.

The exercise price of the representative’s warrants is also subject to adjustment in the event of any change in the common stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all our assets, or other change in our capital structure. Therefore, if we effect any of these changes, the exercise price in effect immediately prior to that event will be proportionately reduced or increased, respectively. Any adjustment of the exercise price will also result in an adjustment of the number or kind of securities or property purchasable upon exercise of the representative’s warrants.

Transfer Agent and Public Warrant Agent

The transfer agent for our units, common stock, Class A public warrants and Class B public warrants is U.S. Stock Transfer Corporation, 1745 Gardena Ave., Glendale, California 91204-2991. The telephone number of the transfer agent is (818) 502-1404.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. The statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder; unless:

•	Prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an “interested stockholder,” did own, 15% or more of the corporation’s voting stock.

In addition, our authorized but unissued shares of common stock and preferred stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws which could delay, defer or prevent a change in control.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents that we have filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and the information that we file later will automatically update and may supersede this information. For further information about us and the securities being offered, you should refer to the registration statement and the following documents or portions of documents that are incorporated by reference.

The following documents filed by the Company with the SEC are incorporated by reference into this registration statement:

(a) The Company’s latest Annual Report on Form 10-KSB for the year ended December 31, 2004.

(b) The Company’s Form 8-K filed on January 20, 2005.

(c) The description of the Company’s common stock, $0.01 par value per share, and the Class A warrants and the Class B warrants, set forth in the Company’s Registration Statement on Form 8-A (File No. 000-50508), filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such information.

(d) The Company’s Proxy Statement dated May 14, 2004 for its annual meeting of stockholders held on June 22, 2004.

All documents filed by the Company subsequent to those listed above with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of all documents that are incorporated by reference into this prospectus by writing or telephoning us at the following address and number: DayStar Technologies, Inc., Attention: Secretary, 13 Corporate Drive, Halfmoon, New York 12065; telephone number (518) 383-4600. We will provide copies of all documents requested without charge (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus)

COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	Any breach of their duty of loyalty to the corporation or its stockholders;

•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	Any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we shall, to the fullest extent permitted by law, indemnify our directors and officers and advance expenses to such persons in connection with the investigation and defense of indemnifiable actions brought against them. Our bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

We have entered into indemnification agreements with each of our directors and officers. We intend to enter into indemnification agreements with any new directors and officers in the future. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our bylaws and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

The financial statements incorporated into this prospectus by reference from the DayStar Technologies, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2004 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report, which is incorporated into this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

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